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                                                                       EXHIBIT 3

                                    FORM OF
                       AMENDMENT TO EMPLOYMENT AGREEMENT

     This Amendment, made and entered into as of the day of July, 1997, amends the Employment Agreement dated as of September 30, 1989 (the "Agreement") by and between Exide Electronics Group, Inc. and Exide Electronics Corporation (collectively "Exide"), Delaware corporations, and James A. Risher ("Employee").

     1. Section 7 of the Agreement is hereby amended to read in its entirety as follows:

          The Severance Contract by and between Exide Electronics Group, Inc.
     and Employee, effective the           day of July, 1997, (the "Severance
     Contract") is hereby incorporated into, and made a part of, this Agreement.

          In the event Employee shall be entitled to severance payments pursuant to the Severance Contract, then such severance payments shall be in lieu of, and not in addition to, the severance payments provided for in Sections 3(d)(i) and 3(d)(ii) of this Agreement.

     2. The Agreement is in all other respects ratified and confirmed without amendment.

     IN WITNESS WHEREOF, this Amendment has been duly executed by the parties hereto as of the day and year first written above.

                                          By
                                            ------------------------------------
                                                     Authorized Officer
                                               EXIDE ELECTRONICS GROUP, INC.
                                               EXIDE ELECTRONICS CORPORATION

                                          By
                                            ------------------------------------
                                                      James A. Risher